EX-99.b.1

BY-LAWS

OF

HORIZONS ETF TRUST

ARTICLE 1
Declaration of Trust and Principal Office

1.1           Declaration of Trust.  These By-laws shall be subject to the Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of the above captioned Delaware statutory trust established by the Declaration of Trust (the “Trust”).  The term “Trustees,” as used herein, is defined in the Declaration of Trust.

1.2           Principal Office of the Trust.  The principal office of the Trust shall be located in New York, New York.

ARTICLE 2
Meetings of Trustees

2.1           Regular Meetings.  Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees from time to time may determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2           Special Meetings.  Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or any Trustee, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustee(s) calling the meeting.

2.3           Notice of Special Meetings.  It shall be sufficient notice to a Trustee of a special meeting to send notice by United States mail no later than seventy-two (72) hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone or by electronic transmission at least twenty four (24) hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4           Notice of Certain Actions by Consent.  If in accordance with the provisions of the Declaration of Trust any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE 3
Officers

3.1           Enumeration; Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect.  The Trustees may, if they so determine, choose a Chairman of the Board of Trustees (the “Board of Trustees” or the “Board”) and a Vice Chairman of the Board from among its members.  The Trust also may have such agents as the Trustees from time to time may in their discretion appoint.  Officers may be but need not be a Trustee or shareholder, provided that only a Trustee may be Chairman or Vice Chairman of the Board.  Any two or more offices may be held by the same person.

3.2           Election.  The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of any vacancy in any such office.  Other officers, if any, may be elected or appointed by the Trustees at any time.  Vacancies in any such other office may be filled at any time.

3.3           Tenure.  The President, Treasurer and Secretary shall hold office in each case until he or she sooner dies, resigns, is removed or becomes disqualified.  Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.4           Powers.  Subject to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as commonly are incident to the office occupied by him or her as if the Trust were organized as a Delaware corporation or such other duties and powers as the Trustees may from time to time designate.

3.5           President.  Unless the Trustees otherwise provide, the President shall preside at all meetings of the shareholders and of the Trustees.  Unless the Trustees otherwise provide, the President shall be the chief executive officer.

3.6           Treasurer.  The Treasurer shall be the chief financial and accounting officer of the Trust, and, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, shall be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.7           Secretary.  The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8           Resignations and Removals.  Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered or mailed to the Chairman, if any, the President or the Secretary.  Such resignation shall be effective upon such delivery unless specified to be effective at some other time.  The Trustees may remove any officer elected by them with or without cause.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
Committees

4.1           Appointment.  The Trustees may appoint from their number an executive committee and other committees.  Except as the Trustees otherwise may determine, any such Committee may make rules for the conduct of its business.

4.2           Quorum; Voting.  A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present).  Unless otherwise restricted by the Declaration of Trust or these By-laws, any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting if a majority of the members of the Committee consent thereto in writing and the writing is filed with the minutes of proceedings of such Committee.

ARTICLE 5
Reports

The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law.  Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6
Fiscal Year

The fiscal year of the Trust shall be fixed, and shall be subject to change, by the Board of Trustees.

ARTICLE 7
Seal

The seal of the Trust shall consist of a flat faced die with the word “Delaware,” together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and in its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8
Execution of Papers

Except as the Trustees generally or in particular cases may authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

ARTICLE 9
Issuance of Share Certificates

9.1           Share Certificates.  In lieu of issuing certificates for shares, the Trustees or the transfer agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case, for all purposes hereunder, be deemed to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees at any time may authorize the issuance of share certificates.  In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by her or him, in such form as shall be prescribed from time to time by the Trustees.  Such certificate shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary.  Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

9.2           Loss of Certificates.  The Trust, or if any transfer agent is appointed for the Trust, the transfer agent with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed subject to the deposit of a bond or other indemnity in such form and with such security, if any, as the Trustees may require.

9.3           Discontinuance of Issuance of Certificates.  The Trustees at any time may discontinue the issuance of share certificates and by written notice to each shareholder, may require the surrender of share certificates to the Trust for cancellation.  Such surrender and cancellation shall not affect the ownership of shares in the Trust.

ARTICLE 10
Indemnification

10.1           Trustees, Officers, Etc.  The Trust shall indemnify each of its Trustees, Advisory Board Members (as defined in the Declaration of Trust) and officers and persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise, and may indemnify any trustee, director or officer of a predecessor organization (each an “Indemnified Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding of any kind and nature whatsoever, whether brought in the right of the Trust or otherwise, and whether of a civil, criminal or administrative nature, before any court or administrative or legislative body, including any appeal therefrom, in which he or she may be involved as a party, potential party, non-party witness or otherwise or with which he may be threatened, while as an Indemnified Person or thereafter, by reason of being or having been such an Indemnified Person, except that no Indemnified Person shall be indemnified against any liability to the Trust or its shareholders to which such Indemnified Person would otherwise be subject by reason of bad faith, willful misconduct, gross negligence or reckless disregard of his duties involved in the conduct of such Indemnified Person’s office (such willful misconduct, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”).  Expenses, including accountants’ and counsel fees so incurred by any such Indemnified Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust or a Series in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article 10 and either (a) such Indemnified Person provides security for such undertaking, (b) the Trust is insured against losses arising by reason of such payment, or (c) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Indemnified Person ultimately will be found entitled to indemnification.

10.2           Indemnification Determinations.  Indemnification of an Indemnified Person pursuant to Section 10.1 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Indemnified Person was not liable by reason of Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Indemnified Person was not liable by reason of Disabling Conduct.

10.3           Indemnification Not Exclusive.  The right of indemnification provided by this Article 10 shall not be exclusive of or affect any other rights to which any such Indemnified Person may be entitled.  As used in this Article 10, “Indemnified Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

ARTICLE 11
Shareholders

11.1           Meetings.  A meeting of the shareholders shall be called by the Secretary whenever ordered by the Chairman or the Trustees, or requested in writing by the holder or holders of at least twenty-five (25%) of the outstanding shares entitled to vote at such meeting.  If the Secretary, when so ordered or requested, refuses or neglects for more than five (5) days to call such meeting, the Trustees, or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

11.2           Access to Shareholder List.  Shareholders of record may apply to the Trustees for assistance in communicating with other shareholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee.

11.3           Record Dates.  For the purpose of determining the shareholders who are entitled to notice of any meeting and to vote at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees from time to time may fix a date, which shall be not more than 120 calendar days before the date of any meeting of shareholders or the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

11.4           Place of Meetings.  All meetings of the shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be designated by the Trustees or the President of the Trust.

11.5           Notice of Meetings.  A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten (10) business days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust.  Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Trustees.  No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

11.6           Ballots.  No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

11.7           Proxies.  Shareholders entitled to vote may vote either in person or by proxy authorized dated not more than six (6) months before the meeting named therein, which proxies shall be filed or recorded with the Secretary or other person responsible to record the proceedings of the meeting before being voted.  Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

ARTICLE 12
Amendments to the By-laws

These By-laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Dated:  July 15, 2013